EXHIBIT 3.6

REINSTATED BY-LAWS

OF

CASALS & ASSOCIATES, INC.

(As of June 27, 1989)

ARTICLE I

OFFICES

Section 1.    The principal office shall be within or without the Commonwealth of Virginia as the board of directors shall so determine.

Section 2.    The Corporation may also have offices at such other places both within and without the Commonwealth of Virginia as the board of directors may from time to time determine or the business of the Corporation may require.

ARTICLE II

MEETINGS OF STOCKHOLDERS

Section 1.    All meetings of stockholders shall be held at the offices of the Corporation in the Commonwealth of Virginia or at such other place within the United States as designated in these by-laws, or as fixed by the board of directors pursuant to these by-laws.

Section 2.    Annual meetings of stockholders, commencing with the year 1989, shall be held on the 1st day of May of each year if not a legal holiday, and if a legal holiday, then on the next secular day following, at 10:00 a.m., at which meetings the stockholders shall elect a board of directors and may transact any business within the powers of the Corporation. Any business of the Corporation may be transacted at the annual meeting without being specially designated in the notice, except such business as is specifically required by statute to be stated in the notice. Meetings may be held at such time as may be provided in these by-laws, or as may be fixed by the board of directors within such period, not exceeding thirty-one days’ duration, as shall be specified in these by-laws.

Section 3.    At any time in the interval between annual meetings, special meetings of the stockholders may be called by the board of directors, or by the president, a vice-president, the secretary, or the chairman of the board.

Section 4.    Special meetings of stockholders shall be called by the secretary upon the written request of the holders of shares entitled to cast not less than twenty percent (20%) of all the votes entitled to be cast at such meeting_ Such request shall state the purpose or purposes of such meeting and the matters proposed to be acted on thereat. The secretary shall inform such stockholders of the reasonably estimated cost of preparing and mailing such notice of the meeting, and, upon payment to the Corporation of such costs, the secretary shall give notice stating the purpose or purposes of the meeting to all stockholders entitled to vote at such meeting. No special meeting need be called upon the request of the holders of shares entitled to cast less than a majority of all votes entitled to be cast at such meeting to consider any matter which is substantially the same as a matter voted upon at any special meeting of the stockholders held during the preceding twelve months.

Section 5.    Not less than ten (10) nor more than sixty (60) days before the date of every stockholders’ meeting, the secretary shall give to each stockholder entitled to vote at such meeting, and to each stockholder not entitled to vote who is entitled by statute to notice, written or printed notice stating the time and place of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, either by mail or by presenting it to the stockholder personally or by leaving it at the stockholder’s residence or usual place of business. If mailed such notice shall be deemed to be given when deposited in the United States mail addressed to the stockholder at his post office address as it appears on the records of the Corporation, with postage thereon prepaid.

Section 6.    Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

Section 7.    At any meeting of stockholders, the presence in person or by proxy of stockholders entitled to cast a majority of the votes thereat shall constitute a quorum; but this section shall not affect any requirement under the statute or under the charter for the vote necessary for the adoption of any measure, if, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat r present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed.

Section 8.    A majority of the votes cast at a meeting of stockholders, duly called and at which a quorum is present, shall be sufficient to take or authorize action upon any matter which may properly come before the meeting, unless more than a majority of the votes cast is required by the statute or by the charter.

Section 9.    Each outstanding share of stock having voting power shall be entitled to one vote on each matter submitted to a vote at a meeting of stockholders; but no share shall be entitled to vote if any installment payable thereon is overdue and unpaid. A stockholder may vote the shares owned of record by said stockholder either in person or by proxy executed in writing by the stockholder or by the stockholder/a duly authorized attorney-in-fact. No proxy shall be valid after eleven months from its date, unless otherwise provided in the proxy. At all meetings of stockholders, unless the voting is conducted by inspectors, all questions relating to the qualification of voters and the validity of proxies and the acceptance or rejection of votes shall be decided by the chairman of the meeting.

Section 10.    Any action required or permitted to be taken at any meeting of stockholders may be taken without a meeting, if a consent in writing, setting forth such action, is signed by all the stockholders entitled to vote on the subject matter thereof and any other stockholders entitled to notice of a meeting of stockholders (but not to vote thereat) have waived in writing any rights which they may have to dissent from such action, and such consent and waiver are filed with the records of the Corporation.

ARTICLE III

DIRECTORS

Section 1.    The number of directors of the Corporation shall be not less than one (1). By vote of a majority of the entire board of directors, the number of directors fixed by the charter or by these by-laws may be increased or decreased from time to time to a number not exceeding ten (10) nor less than one (1), but the tenure of office of a director shall not be affected by any decrease in the number of directors so made by the board. At each annual meeting of stockholders, the stockholders shall elect directors to hold office until the next annual meeting or until their successors are elected and qualify. Directors need not be stockholders in the Corporation.

Section 2.    Any vacancy occurring in the board of directors for any cause other than by reason of any increase in the number of directors may he filled by the affirmative vote of the holders of a majority of the votes entitled to be cast thereon, although such majority is less than a quorum. Any vacancy occurring by reason of an increase in the number of directors may be filled by action of a majority of the entire board of directors. A director elected to fill a vacancy shall hold office until the next annual meeting of stockholders, or until the stockholder’s successor is elected and qualified.

Section 3.    The business and affairs of the Corporation shall be managed by its board of directors, which may exercise all of the powers of the Corporation, except such as are by law or by the charter or by these by-laws conferred upon or reserved to the stockholders.

Section 4.    At any meeting of stockholders, duly called and at which a quorum is present, the stockholders may, by the affirmative vote of the holders of a majority of the votes entitled to be cast thereon, remove any director or directors from office and may elect a successor or successors to fill any resulting vacancies for the unexpired terms of removed directors.

Meetings of the Board of Directors

Section 5.    Meetings of the board of directors, regular or special, may be held at any place within or without the Commonwealth of Virginia as the board may from time to time determine.

Section 6.    The first meeting of each newly elected board of directors shall be held at such time and place as shall be fixed by the vote of the stockholders at the annual meeting, and no notice of such meeting shall be necessary to the newly elected directors in order legally to constitute the meeting, provided a quorum shall be present. In the event of the failure of the stockholders to fix the time or place of such first meeting of the newly elected board of directors, or in the event such meeting is not held at the time and place so fixed by the stockholders, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the board of directors, or as shall be specified in a written waiver signed by all of the directors.

Section 7.    Regular meetings of the board of directors may be held without notice at such time and place as shall from time to time be determined by the board of directors.

Section 8.    Special meetings of the board of directors may be called at any time by the board of directors or the executive committee, if one be constituted, by vote at a meeting, or by the president or by a majority of the directors or a majority of the members of the executive committee in writing with or without a meeting. Special meetings may be held at such place or places as may be designated from time to time by the board of directors; in the absence of such designation such meeting shall be held at such places as may be designated in the call.

Section 9.    Notice of the place and time of every special meeting of the board of directors shall be served on each director or sent to the director by telegraph or by mail, or by leaving the same at each director’s residence or usual place of business at least three days before the date of the meeting. If mailed, such notice shall be deemed to be given when deposited in the United States mail addressed to the director at his post office address as it appears on the records of the Corporation, with postage thereon prepaid.

Section 10.    At all meetings of the board, a majority of the entire board of directors shall constitute a quorum for the transaction of business, and the action of a majority of the directors present at any meeting at which a quorum is present shall be the action of the board of directors, unless the concurrence of a greater proportion is required for such action by statute, the articles of in Corporation or these by-laws. If a quorum shall not be present at any meeting of directors, the directors present thereat may by a majority vote adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

Section 11.    Any action required or permitted to be taken at any meeting of the board of directors or of any committee thereof may be taken without a meeting, if a written consent to such action is Signed by all members of the board or of such committee, as the case may be, and such written consent is filed with the minutes of proceedings of the board or committee.

Committees of Directors

Section 12.    The board of directors may appoint from among its members an executive committee and other committees composed of two or more directors, and may delegate to such committees, in the intervals between meetings of the board of directors, any or all of the powers of the board of directors in the management of the business and affairs of the Corporation, except the power to declare dividends, to issue stock or to recommend to stockholders any action requiring stockholders’ approval. In the absence of any member of any such committee, the members thereof present at any meeting whether or not then constituting a quorum, may appoint a member of the board of directors to act in the place of such absent members.

Section 13.    The committees shall keep minutes of their proceedings and shall report the same to the board of directors at the meeting next succeeding, and any action by the committees shall be subject to revision and alteration by the board of directors, provided that no rights of third persons shall be affected by any such revision or alteration.

Compensation of Directors

Section 14.    Directors, as such, shall not receive any stated salary for their services but, by resolution of the board, a fixed sum, and expenses of attendance, if any! may be allowed to directors for attendance at each regular or special meeting of the board of directors, or of any committee thereof, but nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

ARTICLE IV

NOTICES

Section 1.    Notices to directors and stockholders shall be in writing and delivered personally or mailed to the directors or stockholders at their addresses appearing on the books of the Corporation. Notice by mail shall be deemed to be given at the time when the same shall be mailed. In the case of stockholders meetings, the notice may be left at the stockholders residence or usual place of business. Notice to directors may also be given by telegram.

Section 2.    Whenever any notice of the time, place or purpose of any meeting of stockholders, directors or committee is required to be given under the provisions of the statute or under the provisions of the charter or these by-laws, a waiver thereof in writing, signed by the person or persona entitled to such notice and filed with the records of the meeting, whether before or after the holding thereof, or actual attendance at the meeting of stockholders in person or by proxy or at the meeting of directors or committee in person, shall be deemed equivalent to the giving of such notice to such persons.

ARTICLE V

OFFICERS

Section 1.    The officers of the Corporation shall be chosen by the board of directors and shall be a president, a secretary and a treasurer. The board of directors may also select from among the directors a chairman of the board. The board of directors may also choose one or more vice-presidents, and one or more assistant secretaries and assistant treasurers. Two or more offices, except those of president and secretary, may be held by the same person, but no officer shall execute, acknowledge or verify an instrument in more than one capacity, if such instrument is required by law, the charter or these by-laws to be executed, acknowledged or verified by two or more officers.

Section 2.    The board of directors, at its first meeting after each annual meeting of stockholders, shall choose a president, a secretary and a treasurer, and may choose one or more vice-presidents, none of whom need be a member of the board.

Section 3.    The board of directors may appoint such other officers and agents as it shall deem necessary, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the board.

Section 4.    The salaries of all officers and agents of the Corporation shall be fixed by the board of directors.

Section 5.    The officers of the Corporation shall serve for one year and until their successors are chosen and qualified. Any officer or agent may be removed by the board of directors whenever, in its judgment, the best interests of the Corporation will be served thereby, but such removal shall be without prejudice to the contractual rights, if any, of the persons so removed. If the office of any officer becomes vacant for any reason, the vacancy shall be filled by the board of directors.

The President

Section 6.    The president shall be the chief executive officer of the Corporation. The president shall preside at all meetings of the stockholders and directors, unless the chairman of the board, if any, shall be present. The president shall be actively responsible for general management of the business of the Corporation, and shall see that all orders and resolutions of the board are carried into effect.

Section 7.    The president shall execute in the corporate name all authorized deeds, mortgages, bonds, contracts or other instruments requiring a seal, under the seal of the Corporation, except in cases in which the signing or execution thereof shall be expressly delegated by the board of directors to Borne other officer or agent of the Corporation.

Vice-Presidents

Section 8.    The vice-president or vice-presidents, if there shall be one or more, in the order determined by the board of directors, shall in the absence or disability of the president, perform the duties and exercise the powers of the president, and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

The Secretary and Assistant Secretaries

Section 9.    The secretary shall attend all meetings of the board of directors and all meetings of the stockholders and record all the proceedings of the meetings of the Corporation and of the board of directors in a book to be kept for that purpose and shall perform like duties for the standing committees when required. The secretary shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the board of directors, and shall perform such other duties as may be prescribed by the board of directors or president, under whose supervision the secretary shall be. The secretary shall keep in safe custody the seal of the Corporation and, when authorized by the board of directors, affix the same to any instrument requiring it and, when so affixed, it shall be attested by the secretary’s signature or by the signature of an assistant secretary.

Section 10.    In the order determined by the board of directors, the assistant secretary or secretaries, if there be one or more, shall, in the absence or disability of the secretary, perform the duties and exercise the powers of the secretary and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

The Treasurer and Assistant Treasurers

Section 11.    The treasurer shall have custody of all corporate’ funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all monies and other valuable .effects in the name and to the credit of the Corporation in such depositories as may be designated by the board of directors.

Section 12.    The treasurer shall disburse the funds of the Corporation as may be ordered by the board of directors, taking proper vouchers for such disbursements, and shall render to the president and board of directors, at its regular meetings, or when the board of directors so requires an account of all the treasurer’s transactions as treasurer and of the financial condition of the corporation.

Section 13.    If required by the board of directors, the treasurer shall give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the board for the faithful performance of the duties of the treasurer’s office and for the restoration to the Corporation, in case of the treasurer’s death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in the treasurer’s possession or under the treasurer’s control belonging to the Corporation.

Section 14.    In the order determined by the board of directors, the assistant treasurer, if there shall be one or more, shall, in the absence or disability of the treasurer, perform the duties and exercise the powers of the treasurer and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

The Chairman of the Board

Section 15.    The chairman of the board shall preside at all meetings of the board of directors at which he is present, and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

ARTICLE VI

CERTIFICATES OF STOCK

Section 1.    Each stockholder shall be entitled to a certificate or certificates which shall represent and certify the number and kind and class of shares owned by the stockholder in the Corporation. Each certificate shall be signed by the president or a vice-president and countersigned by the secretary or an assistant secretary or the treasurer or an assistant treasurer and shall be sealed with the corporate seal.

Section 2.    The Signatures may be either manual or facsimile signatures and the seal may be either facsimile or any other form of seal. In case any officer who has signed any certificate ceases to be an officer of the Corporation before the certificate is issued, the certificate may nevertheless be issued by the Corporation with the same effect as if the officer had not ceased to be such officer as of the date of its issue. Every certificate representing stock issued by the Corporation shall set forth upon the face or back of the certificate, a full statement or summary of the designations, preferences, limitations and relative rights, if any, of the shares of each class authorized to be issued and, if the Corporation is authorized to issue any preferred or special class in series, the variations in the relative rights and preferences between the shares of each such series so far as the same have been fixed and determined and the authority of the board of directors to fix and determine the relative rights and preferences of subsequent series. A summary of such information included in a registration statement permitted to become effective under the federal Securities Act of 1933, as now or hereafter amended, shall be an acceptable summary for the purposes of this section. In lieu of such full statement or summary, there may be set forth upon the face or back of the certificate a statement that the Corporation will furnish to any stockholder upon request and without charge, a full statement of such information. Every certificate representing shares which are restricted or limited as to transferability by the Corporation issuing such shares shall either (1) set forth upon the face or back of the certificate a full statement of such restriction or limitation or (ii) state that the Corporation will furnish such a statement upon request and without charge to any holder of such shares. No certificate shall be issued for any share of stock until such share is fully paid.

Lost Certificates

Section 3.    The board of directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been stolen, lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be stolen, lost or destroyed. When authorizing such issue of a new certificate or certificates, the board of directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such stolen, lost or destroyed certificate or certificates, or the stockholder’s legal representative, to advertise the same in such a manner as it shall require and to give the Corporation a bond, with sufficient surety, to the Corporation to indemnify it against any loss or claim which may arise by reason of the issuance of a new certificate.

Transfers of Stock

Section 4.    Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

Closing of Transfer Books

Section 5.    The board of directors may fix, in advance, a date as the record date for the purpose of determining stockholders entitled to notice of, or to vote at, any meeting of stockholders, or stockholders entitled to receive payment of any dividend or the allotment of any rights, or in order to make a determination of stockholders for any other proper purpose. Such date, in any case, shall be not more than forty days, and in case of a meeting of stockholders, not less than ten days prior to the date on which the particular action requiring such determination of stockholders is to be taken. In lieu of fixing a record date, the board of directors may provide that the stock transfer books shall be closed for a stated period not to exceed, in any case, twenty days. If the stock transfer books are closed for the purpose of determining stockholders entitled to notice of or to vote at a meeting of stockholders, such books shall be closed for a least ten days immediately preceding such meeting.

Registered Stockholders

Section 6.    The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the Commonwealth of Virginia.

ARTICLE VII

INDEMNIFICATION

Actions in General

Section 1.    The Corporation shall indemnify any person who was or is party or is threatened to be made a party to any threatened, pending or completed action, suit, or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation (or is or was serving at the request of the Corporation as a director, officer, employee or agent of another Corporation, partnership, joint venture, trust or other enterprise, or is or was serving at the request of the Corporation as trustee or administrator or in any other fiduciary capacity under any pension, profit sharing, deferred compensation or other plan, or any employee welfare benefit plan of the Corporation. The indemnification shall be against expenses (including attorneys’ fees), judgment, fines, and amounts paid in settlement actually and reasonably incurred by the person in connection with the action, suit or proceeding if he acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction; or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that such person did not act in good faith and in a manner which such person reasonably believed to be in, or not opposed to, the best interests of the Corporation and, with respect to any criminal action or proceedings, such person had reasonable cause to believe that his conduct was unlawful.

Action by or in Right of Corporation

Section 2.    The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit or proceeding by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another Corporation, partnership, joint venture, trust or other enterprise, or is or was serving as a trustee or administrator or in any other fiduciary capacity under any pension, profit-sharing, deferred compensation or other plan, or any employee welfare benefit plan of the Corporation. The indemnification shall be against expenses (including attorneys’ fees) reasonably incurred by the person in connection with the defense and settlement of the action or suit, if such person acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, the best interests of the Corporation, except that no indemnification shall be made in respect of any claim, issue, or matter as to which the person has been adjudged to be liable for negligence or misconduct in the performance of his duty to the Corporation unless (and only to the extent that) the court in which the action or suit was brought, or a court of equity in the county in which the Corporation has its principal office, determines upon application that, despite the adjudication of liability but in view of all circumstances of the case, the person is fairly and reasonably entitled to indemnity for the expenses which the court shall deem proper.

Determination that Indemnification is Proper

Section 3.    Any indemnification under Sections 1 or 2 of this Article (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee, agent, trustee, administrator or other fiduciary is proper in the circumstances because such person has met the applicable standard of conduct set forth in said Sections 1 or 2. The determination shall be made (1) by the board of directors by a unanimous vote of all of the directors then in office who were not parties to the action, suit or proceeding, or, (2) if the disinterested directors so direct, the determination of the propriety of any indemnification under this Article shall be made, in a written opinion, by independent legal counsel, {i.e., a lawyer who is not a director, officer, employee or agent of the Corporation or such other Corporation, partnership, joint venture, trust or other enterprise, or is not or was not serving at the request of the Corporation as a trustee or administrator or in any other fiduciary capacity under any pension, profit-sharing, deferred compensation or other plan, or any employee welfare benefit plan of the Corporation, and who is not a partner or professional associate of any director, officer, employee or agent of the Corporation or such other Corporation, partnership, joint venture, trust or other enterprise), or (3) by the unanimous vote of all disinterested stockholders.

Indemnification Against Expenses

Incurred in Successful Defense

Section 4.    Unless otherwise expressly provided by the articles of in Corporation of the Corporation, to the extent that a director, officer, employee, agent, trustee, administrator or other fiduciary of the Corporation has been successful on the merits Or otherwise in defense of any action, suit or proceeding referred to in Sections 1 or 2, or in defense of any claim, issue or matter therein mentioned, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection therewith, and no determination pursuant to Section 1 shall be required in such instance.

Payment of Expenses in

Advance of Final Disposition of Action

Section 5.    Expenses (including attorneys’ fees) incurred in defending a civil or criminal action, suit or proceeding shall be paid by the Corporation in advance of the final disposition thereof if authorized in the specific case by a preliminary determination following the procedures set forth in Section 3, that there is a reasonable basis for a belief that the director, officer/ employee, agent, trustee, administrator or other fiduciary met the applicable standard of conduct set forth in Section 1 or 2, but only upon receipt of an undertaking by or on behalf of the director, officer, employee, agent, trustee, administrator or other fiduciary reasonably assuring that such amount will be repaid unless it shall ultimately ‘be determined that such person is entitled to be indemnified by the Corporation as authorized in this Article.

Non-Exclusive Right to Indemnify Inures to

Benefit of Heirs and Personal Representatives

Section 6.    The foregoing rights of indemnification shall be in addition to all rights to which any such director, officer, employee, agent, trustee, administrator or other fiduciary may be entitled as a matter of law, and shall continue as to a person who has ceased to be such a director, officer, employee, agent, trustee, administrator or other fiduciary and inure to the benefit of the heirs and personal representatives of such person.

Insurance

Section 7.    The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of another Corporation, partnership, joint venture, trust or other enterprise, or is or was serving at the request of the Corporation as a trustee or administrator or in any other fiduciary capacity under any pension, profit-sharing, deferred compensation or other plan, or any employee welfare benefit plan of the Corporation, against any liability asserted against such person and incurred by him in any such capacity, or arising out of such person’s status as such, whether or not the Corporation would have the power or would be required to indemnify such person against the liability under the provisions of this Article or of the laws of the State of Virginia.

Certain Persons Not To Be Indemnified

Section 8.    Notwithstanding the foregoing provisions of this Article VII, the Corporation shall not indemnify any bank, trust company, investment adviser, or any actuary against any liability which they may have by reason of their acting as a “fiduciary” of any employee benefit plan (as that term is defined in the Employee Retirement Income Security Act, as amended from time to time) established for the benefit of this Corporation’s employees.

ARTICLE VIII

GENERAL PROVISIONS

Dividends

Section 1.    Dividends upon the capital stock of the Corporation, subject to the provisions of the articles of in Corporation, if any, may be declared by the board of directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in its own shares, subject to the provisions of Commonwealth of Virginia law and of the articles of in Corporation.

Section 2.    Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve fund to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the directors shall think conducive to the interests of the Corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

Annual Statement

Section 3.    The president or a vice-president or the treasurer shall prepare or cause to be prepared annually a full and correct statement of the affairs of the Corporation, including a balance sheet and a financial statement of operations for the preceding fiscal year, which shall be submitted at the annual meeting and shall be filed within twenty days thereafter at the principal office of the Corporation.

Checks

Section 4.    All checks, drafts, and orders for the payment of money, notes and other evidences of indebtedness, issued in the name of the Corporation, shall be signed by such officer or officers as the board of directors may from time to time designate.

Fiscal Year

Section 5.    The fiscal year of the Corporation shall be fixed by resolution of the board of directors.

Section 6.    The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words II Corporate Seal, Commonwealth of Virginia, II The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

Stock Ledger

Section 7.    The Corporation shall maintain at its principal office an original stock ledger containing the names and addresses of all stockholders and the number of shares of each class held by each stockholder. Such stock ledger may be in written form or any other form capable of being converted into written form within a reasonable time for visual inspection.

Gender

Section 8.    Whenever used in these by-laws, the masculine gender shall include the feminine and neuter genders.

ARTICLE IX

AMENDMENTS

Section 1.    The board of directors shall not alter or repeal the by-laws of the Corporation.

Section 2.    The stockholders shall have the power at any annual meeting or at any special meeting if notice thereof be included in the notice of such special meeting, to alter or repeal any by-laws of the Corporation and to make new by-laws, but only upon unanimous vote of said stockholders.